 Exhibit 99.3

FOR IMMEDIATE RELEASE:

November 1, 2010

INTERNATIONAL ISOTOPES INC. ANNOUNCES COMPLETION OF A $5.8

MILLION PRIVATE PLACEMENT

Funding Will Allow The Company To Continue Its Efforts On The Licensing And Design Of Planned

Uranium De-Conversion And Fluorine Extraction Processing Facility

Idaho Falls, ID.  November 1, 2010 – International Isotopes Inc. (OTC Bulletin Board: INIS) announces completion of a private placement on October 29, 2010 that will immediately provide the company with approximately $5.8 million in cash to continue its efforts on the licensing and design of its planned environmentally friendly, green technology  uranium de-conversion and fluorine extraction processing facility.

Euro Pacific Capital, Inc. served as the sole placement agent for the private placement.

Under the terms of the Securities Purchase Agreement, dated as of October 29, 2010 by and among the Company and the investors party thereto, accredited investors purchased 29,075,000 units for $0.20 per unit, each unit consisting of one share of common stock and one warrant to purchase one share of common stock for an exercise price of $0.40.  The warrants expire in five years and contain a call provision that permits the Company to call the warrants in the event that the Company's closing stock price is greater than $0.80 per share for any 20 consecutive trading days.  The Company will be required to file and maintain an effective resale registration statement covering the shares of common stock issued pursuant to this offering, as well as the shares of common stock underlying the warrants.

This is the largest capital raise completed by the Company to date and is expected to significantly advance the progress on the Company’s planned uranium de-conversion and fluorine extraction processing facility.

Steve T. Laflin, President and CEO of International Isotopes Inc., said, “We are very pleased with this important infusion of capital and the number of additional outside investors who are participating in the offering.  Euro Pacific has worked diligently to help the Company broaden its shareholder base as a part of this offering and as a part of our overall strategy to improve the liquidity of the Company’s common stock while advancing the project.  While we will require substantial additional funds to complete design and construction of our planned uranium de-conversion and fluorine extraction processing facility, the funds from this offering should be sufficient to complete our Nuclear Regulatory Commission (NRC) licensing process in 2011 and make significant progress in other areas of the project such as formal design, limited pre-license construction, and key component testing operations in our Idaho Falls facility.  At the present time, we believe the NRC license review process continues to remain on schedule and other significant project milestones, such as selecting our design and build contractor for the project, are underway. We are moving aggressively into the future and this is an exciting time for INIS and its shareholders.”

About International Isotopes Inc.

International Isotopes Inc. manufactures a full range of nuclear medicine calibration and reference standards, high purity fluoride gases, and a variety of cobalt-60 products such as teletherapy sources.  The Company also provides a wide selection of radioisotopes and radiochemicals for medical devices, calibration, clinical research, life sciences, and industrial applications and provides a host of analytical, measurement, recycling, and processing services on a contract basis to clients.

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements with respect to the expected progress the Company will make on it’s planned uranium de-conversion and fluorine extraction processing facility, the ability to improve the liquidity of the Company’s common stock, and completing the Nuclear Regulatory Commission licensing process in 2011.  Information contained in such forward-looking statements is based upon current expectations and is subject to change.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in International Isotopes Inc.'s filings with the Securities and Exchange Commission at www.sec.gov, including our annual report on Form 10-K for the year ended December 31, 2009.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and International Isotopes Inc. undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FOR MORE INFORMATION CONTACT:

Jim Drewitz

Creative Options Communications

Investor and Public Relations

jim@jdcreativeoptions.com

Phone:  830-669-2466

For more information, please visit the Company web site:  www.intisoid.com

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